As filed with the Securities and Exchange Commission on May 19, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________________________

STANDARD MOTOR PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

New York	11-1362020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

37-18 Northern Blvd.
Long Island City, N.Y, 11101
(718) 392-0200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
________________________________________________________________

STANDARD MOTOR PRODUCTS, INC.
2006 OMNIBUS INCENTIVE PLAN
(Full title of the plan)

Carmine J. Broccole, Esq.
   Vice President General Counsel
   and Secretary
Standard Motor Products, Inc.
37-18 Northern Blvd.
Long Island City, N.Y, 11101
(718) 392-0200
(Name, address, including zip code and telephone number,
including area code, of agent for service)

With a copy to:

Brian J. Calvey, Esq.
Kelley Drye & Warren LLP
400 Atlantic Street
Stamford, Connecticut  06901
(203) 324-1400
________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $2.00 per share	1,200,000 shares	$14.19	$17,028,000	$1,976.95

(1)
The price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) and represents the average high and low trading prices of the common stock, as reported on the NYSE, on May 16, 2011.

EXPLANATORY NOTE

Standard Motor Products, Inc. (the “Company”) has previously filed a registration statement on Form S-8 (the “Prior Registration Statement”) relating to the Company’s 2006 Omnibus Incentive Plan, as amended (the “Plan”) with the following file number: File No. 333-134239. On May 19, 2011, the stockholders of the Company approved an amendment to the Plan that, among other things, increased the total number of shares of common stock, par value $2.00 per share, of the Company (the “Common Stock”) available under the Plan from 700,000 to 1,900,000. Accordingly, this registration statement is being filed to register the additional 1,200,000 shares of Common Stock.

Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement, including the periodic filings updating or amending the contents of the Prior Registration Statement, are incorporated by reference herein. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

(a)           The exhibits listed in the following table have been filed as part of this registration statement.

Exhibit Number	Description of Exhibit

4.1
Standard Motor Products, Inc. 2006 Omnibus Incentive Plan , as amended (incorporated herein by reference to Appendix A to the Proxy Statement for the Company’s 2011 Annual Meeting of Stockholders held on May 19, 2011).

5.1*	Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered hereunder.

23.1*	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

24.1*	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof).
________________________________

*           Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 19th day of May, 2011.
STANDARD MOTOR PRODUCTS, INC.

By:	/s/ Lawrence I. Sills
Name: Lawrence I. Sills Title: Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints the Chairman and Chief Executive Officer and the Vice President, Finance and Chief Financial Officer, now or hereafter serving, of Standard Motor Products, Inc., and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this registration statement or any amendment thereto, or to obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

May 19, 2011	/s/ Lawrence I. Sills
Lawrence I. Sills Chairman, Chief Executive Officer and Director (Principal Executive Officer)

May 19, 2011	/s/ James J. Burke
James J. Burke Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

May 19, 2011	/s/ Robert. M. Gerrity
Robert M. Gerrity, Director

May 19, 2011	/s/ Pamela Forbes Lieberman
Pamela Forbes Lieberman, Director

May 19, 2011	/s/ Arthur S. Sills
Arthur S. Sills, Director

May 19, 2011	/s/ Peter J. Sills
Peter J. Sills, Director

May 19, 2011	/s/ Frederick D. Sturdivant
Frederick D. Sturdivant, Director

May 19, 2011	/s/ William H. Turner
William H. Turner, Director

May 19, 2011	/s/ Richard S. Ward
Richard S. Ward, Director

May 19, 2011	/s/ Roger M. Widmann
Roger M. Widmann, Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Kelley Drye & Warren LLP regarding the validity of the securities registered hereunder.

23.1	Consent of Kelley Drye & Warren LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

24.1	Powers of Attorney of Directors and Certain Officers of the Registrant (included on the signature page hereof).